UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2009

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On November 7, 2009, Daniel R. Lee advised Pinnacle Entertainment, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Executive Officer, effective November 7, 2009. In connection with Mr. Lee’s resignation as Chief Executive Officer, he also resigned as Chairman of the Board of Directors and as a director of the Company, effective November 7, 2009. The Company’s Board of Directors has accepted Mr. Lee’s resignation.

In connection with his resignation, the Company entered into a Separation Agreement with Mr. Lee, dated as of November 7, 2009 (the “Separation Agreement”). The Separation Agreement provides that Mr. Lee’s resignation will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under the Third Amended and Restated Employment Agreement between the Company and Mr. Lee, which was entered into on December 22, 2008. Under the Separation Agreement, Mr. Lee is entitled to cash severance payments equal to approximately $2.8 million, payable in various installments over a three-year period. Mr. Lee will be entitled to receive accrued salary through the date of resignation and a bonus of $395,000 for 2009. Mr. Lee will be entitled to receive health benefits coverage and disability insurance coverage for a maximum period of eighteen (18) months. On November 7, 2009, certain of Mr. Lee’s outstanding stock options became fully vested and exercisable and any of Mr. Lee’s unvested stock options immediately terminated. Mr. Lee has one year from November 7, 2009 to exercise such stock options.

On November 7, 2009, the Company’s Board of Directors appointed lead director Richard J. Goeglein, age 75, to serve as Interim Nonexecutive Chairman of the Board and director John V. Giovenco, age 73, to serve as Interim Chief Executive Officer of the Company. Mr. Goeglein’s director’s fees, including his compensation as lead director, will not change by virtue of his new position on the Board of Directors. The terms of Mr. Giovenco’s compensation in his new position have not been established. The Company has commenced a search for a new Chief Executive Officer.

The information required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Giovenco is incorporated herein by reference from the Company’s definitive proxy statement dated April 15, 2009 filed with the Securities and Exchange Commission.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing Mr. Lee’s resignation is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated as of November 7, 2009 between Pinnacle Entertainment, Inc. and Daniel R. Lee
99.1	Press release dated November 9, 2009, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)
Date: November 12, 2009	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement dated as of November 7, 2009 between Pinnacle Entertainment, Inc. and Daniel R. Lee
99.1	Press release dated November 9, 2009, issued by Pinnacle Entertainment, Inc.